UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Signet International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51185	16-1732674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Worth Avenue, Suite 316, Palm Beach, Florida 33480
(Address of principal executive offices)

Registrant’s telephone number, including area code: 561-832-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 1.01 Entry Into Material Definitive Agreement

On February 28, 2022, Signet International Holdings, Inc. (the “Company”), Estate of Ernest W. Letiziano, Ms. Hope Hillabrand, and Mr. Thomas Donaldson (collectively, the “Controlling Shareholders”) and Golden Ally Lifetech Group Co., Ltd., a Delaware corporation (“Golden Ally”) entered into a Share Purchase and Exchange Agreement (the “SPA”).

Under the SPA, the Controlling Shareholders of the Company agreed to sell to Golden Ally their capital stock of the Company, consisting of 5,000,000 shares of Series A Convertible Super Preferred Stock (convertible into 50,000,000 common shares) and 4,474,080 common shares for $375,000 in cash (the “Purchase”).

Immediately after the completion of the Purchase, at the closing (the “Closing”) and subject to the terms and conditions of the SPA, Golden Ally shall cause the Golden Ally shareholders to sell, assign and transfer to the Company all of the Golden Ally shares in exchange for newly issued shares of the Company based on the Exchange Ratios described below (the “Exchange”, and together with the Purchase and the other transactions contemplated by the SPA, the “Transactions”).

As of the date of the SPA, the authorized capital stock of Golden Ally consists of 1 billion Class A common shares, par value $0.00001 per share (the “Golden Ally Class A Common Shares”), each of which has 10 votes and is convertible into one Golden Ally Class B Common Share, and 9 billion Class B common shares, par value $0.00001 per share (the “Golden Ally Class B Common Shares”). There are 1 billion Golden Ally Class A Common Shares and 8.5 billion Golden Ally Class B Common Shares issued and outstanding.

As consideration for the sale of the Golden Ally shares by the Golden Ally shareholders to the Company, at the Closing, the Company shall allot and issue shares of the Company to the Golden Ally shareholders or their nominees in such exchange ratios (the “Exchange Ratios”) as follows: (i) each share of Golden Ally Class A Common Stock will be exchanged for one share of Series A Preferred Stock of the Company (as designated by the Amended and Restated Certificate of Incorporation of the Company to be effective prior to the Closing); and (ii) each share of Golden Ally Class B Common Stock will be exchanged for one share of the Company’s Common Stock. Immediately after the Closing, the Golden Ally shareholders will hold approximately 99.9% of the total outstanding voting power of the Company and Golden Ally will become a subsidiary of the Company.

The SPA contains representations, warranties and covenants customary for a transaction of this nature, as well as certain indemnification obligations of the parties thereto for breaches of representations, warranties and covenants.

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary conditions at or prior to the Closing, including (i) the accuracy of each party’s representations and warranties (subject to certain materiality standards), (ii) each party’s compliance with its covenants contained in the SPA (subject to a customary materiality standard), (iii) the absence of any event, change, effect, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company and (iv) the absence of any law or order that restrains, enjoins, makes illegal or otherwise prevents or prohibits the Closing. The parties expect that the Transactions will close in the first quarter of 2022.

The SPA contains certain termination rights for both the Company and Golden Ally. The Company and/or Golden Ally may terminate the SPA by mutual agreement, for breach of the SPA, or if the Company has not been able to obtain a certificate of good standing before the Closing. The foregoing summary description of the SPA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the terms of which are incorporated by reference herein.

The SPA and the foregoing description of the SPA has been included to provide investors and security holders with information regarding the terms of the SPA. It is not intended to provide any other factual information about the Company, Golden Ally or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the SPA were made by the parties thereto only for purposes of the SPA and as of specific dates; were made solely for the benefit of the parties to the SPA; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the SPA (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Accordingly, investors and security holders should not rely on the representations, warranties and covenants (or any descriptions thereof) as characterizations of the actual state of facts or condition of the Company, Golden Ally or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the SPA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties, covenants, conditions and other terms may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2021, the Controlling Shareholders of the Company voted to appoint Alysia WolfsKeil, Esq. as the Interim Chief Executive Officer and Interim Chief Financial Officer, in order to fulfill the positions within the Company left vacant by the recent passing of Ernest W. Letiziano, the previous Chief Executive Officer and Chief Financial Officer of the Company.

On March 1, 2022, the Controlling Shareholders took action by written consent appointing Ms. WolfsKeil as the sole director of the Company, effective immediately . On March 1. 2022, Ms. WolfsKeil, in her capacity as the sole director of the Company, took action by written consent to appoint herself as the Chief Executive Officer and the Chief Financial Officer of the Company. Ms. WolfsKeil, Esq. shall serve as the sole director, Chief Executive Officer and Chief Financial Officer until the next annual meeting of the Company or until her successor has been duly elected and qualified or until her earlier death, resignation, or removal.

Biographical Information

Alysia WolfsKeil, Esq, age 60, has served as Interim Chief Executive Officer and Interim Chief Financial Officer of the Company since May 2021. She is an attorney with over 30 years of practice experience. Since 2008, she has served as the founding partner of Alysia WolkfKeil, P.A. She is a current member of the Florida and Massachusetts Bar Associations. Prior to entering the legal profession, she was a financial advisor at Prudential Bache Securities.

Ms. WolfKeil earned a Bachelor of Arts degree, Magna Cum Laude, from University of California, Los Angeles and a Juris Doctorate degree from St. Thomas University of Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet International Holdings, Inc.
(Registrant)
Date:	March 2, 2022
		By:	/s/ Alysia WolfsKeil
		Name:	Alysia WolfsKeil
		Title:	Chief Executive Officer

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Share Purchase and Exchange Agreement, dated as of February 28, 2022, by and between Signet International Holdings, Inc., Estate of Ernest W. Letiziano, Ms. Hope Hillabrand, Mr. Thomas Donaldson (collectively, the “Controlling Shareholders”) and Golden Ally Lifetech Group Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3